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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Corrpro Companies, Inc.

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Long-Term Incentive Plan of Corrpro Companies, Inc. and the 1997 Non-Employee Directors' Stock Option Plan of Corrpro Companies, Inc. of our report dated May 14, 1997 with respect to the consolidated financial statements of Corrpro Companies, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                             KPMG PEAT MARWICK LLP

Cleveland, Ohio
October 23, 1997